Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 12, 2015 relating to the Common Stock, par value $0.0001 of Loxo Oncology, Inc. shall be filed on behalf of the undersigned.

AI LOXO HOLDINGS LLC	By:	Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

AI VALUE HOLDINGS, LLC	By:	Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-